                         INDEPENDENT AUDITORS' CONSENT


Board of Directors
Nashville Country Club, Inc.


We consent to the inclusion in this Form 8-K of our report dated February 13, 1996 relating to the combined financial statements of The Village at Breckenridge Resort.





                                        Ehrhardt Keefe Steiner & Hottman PC



May 15, 1996
Denver, Colorado